UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): March 31, 2016
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On March 31, 2016 (the “Amendment No. 10 Effective Date”), TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower”), wholly owned subsidiaries of TransUnion (“TransUnion” or the “Company”), amended the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 1, dated as of February 10, 2011, Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, Amendment No. 8, dated as of June 2, 2015, and Amendment No. 9, dated as of June 30, 2015, collectively, the “Credit Agreement”). Pursuant to the Amendment No. 10 to Credit Agreement, dated as of March 31, 2016 (the “Tenth Amendment”), by and among TransUnion Intermediate Holdings, Inc., Trans Union LLC, the guarantors party thereto, Deutsche Bank Securities, Inc., as Lead Arranger, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and each of the lenders party thereto, the Credit Agreement was amended to provide for Incremental Term B-2 Loans (the “2016 Incremental Term B-2 Loans”) in an aggregate principal amount of $150,000,000, the proceeds of which were used to repay all of the Revolving Credit Loans outstanding on the Amendment No. 10 Effective Date and for general corporate purposes. The Applicable Margin applicable to the 2016 Incremental Term B-2 Loans is the same as currently provided to be applicable to the Existing Term B-2 Loans. The 2016 Incremental Term B-2 Loans rank pari passu in right of payment and pari passu in right of security with the Revolving Credit Loans, the 2015 Term A Loans and the Existing Term B-2 Loans, and shall be treated the same in all respects as the Existing Term B-2 Loans except as otherwise set forth in the Tenth Amendment. Capitalized terms not otherwise defined herein have the same meanings as specified in the Credit Agreement.
TransUnion Intermediate Holdings, Inc. and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than Trans Union LLC) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of Trans Union LLC, TransUnion Intermediate Holdings, Inc. and the other guarantors, including their investments in subsidiaries. The Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
The foregoing description of the Tenth Amendment is a summary and is qualified in its entirety by reference to the Tenth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a Revolving Credit Lender, a Syndication Agent and a Joint Lead Arranger and Joint Bookrunner under the Credit Agreement. Investment funds affiliated with Goldman, Sachs & Co. own approximately 34.8% of the issued and outstanding common stock of TransUnion. Goldman, Sachs & Co. and its affiliates, including Goldman Sachs Credit Partners L.P., have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.
TRANSUNION
Date: April 6, 2016
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President

EXHIBIT INDEX
Exhibit No.        Exhibit Name

10.1	Amendment No. 10 to Credit Agreement dated as of March 31, 2016